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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan
(1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, the Registration Statements (Form S-8 No. 33-60289 and No. 333-69274) pertaining to the Stock Option and Incentive Stock Plan (1995), the Registration Statement (Form S-8 No. 333-57645) pertaining to the Stock Incentive Plan (1998), and the Registration Statements (Form S-3 No. 333-85030-00, No. 333-85030-01, No. 333-85030-02, and No. 333-85030-03), as
amended, of Toll Brothers, Inc., Toll Corp., First Huntingdon Finance Corp., and Toll Finance Corp., and in the related Prospectus of our report dated December 9, 2004, with respect to the consolidated financial statements of Toll Brothers, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended October 31, 2004.

                                                            Ernst & Young LLP




Philadelphia, Pennsylvania
January 7, 2005